SCHEDULE 14 C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

Check the appropriate box: [ ] Preliminary Information Statement
[X] Definitive Information Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

ZZLL INFORMATION TECHNOLOGY, INC.

_____________________________________________________________________________________________

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14c5(g) and 0-11.

(1)Title of each class of securities to which transaction applies:

Not Applicable

(2)Aggregate number of securities to which transaction applies:

Not Applicable

(3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing is calculated and state how it was determined):

Not Applicable

(4)Proposed maximum aggregate value of transaction:

Not Applicable

(5)Total fee paid:

Not Applicable

[  ] Fee paid previously with preliminary materials:

_____________________________________________________________________________________________

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

(1) Amount previously paid:

Not Applicable

(2) Form, Schedule or Registration Statement No.

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(3) Filing Party:

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(4) Date Filed:

Not Applicable

INFORMATION STATEMENT

Relating to a Reverse Stock Split and Annual Meeting of ZZLL Information Technology, Inc.

ZZLL INFORMATION TECHNOLOGY, INC.

Dear ZZLL Information Technology, Inc. Shareholders:

NOTICE IS HEREBY GIVEN that we have received written consents in lieu of a meeting from stockholders representing a majority of our outstanding shares of voting stock, approving the following actions:

1.) Approval of a 50 for 1 reverse stock split and recapitalization.

2.) Approval of the election of Directors.

3.) To approve the ratification of Centurion ZD CPA, Limited Certified Public Accountants, as our outside auditors.

As of the close of business on August 1, 2017, the record date for shares entitled to notice of and to sign written consents in connection with the recapitalization, there were 73,821,503 shares of our common stock and zero shares of our preferred stock outstanding. Prior to the mailing of this Information Statement, certain shareholders who represent a majority of our outstanding voting shares, signed written consents approving each of the actions listed above on the terms described herein (the “Actions”). As a result, the Actions have been approved and neither a meeting of our stockholders nor additional written consents are necessary. We are not asking you for a Proxy and you are requested not to send us a Proxy.   The Actions will be effective 20 days from the mailing of this Information Statement, which is expected to take place on September 4, 2017, and such Actions will result in the following:

1.) Each fifty shares of common stock outstanding will be converted into one share of common stock of the Company.

The Plan of Recapitalization provides for the mandatory exchange of shares from the current common stock to new common stock representing one-fiftieth (1/50th) of the previous number of shares held. We urge you to follow the instructions set forth in the attached Information Statement under “Exchange of Stock”.

2.) The following persons were elected to the board of directors to serve until the next annual meeting or until their replacement is elected:

Sean Webster	Director
Wei Liang	Director
Wei Zhu	Director
Riggs Cheung	Director
Tsz Fung Philip Lo	Director

3.) Centurion ZD CPA, Limited, will be approved to act as our outside auditors for our fiscal year ending December 31, 2017.

The Company will pay all costs associated with the distribution of the Information Statement, including the cost of printing and mailing. The Company will reimburse brokerage and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the Information Statement to the beneficial owners of the Company’s common stock.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS:  NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN, AND NO PROXY OR VOTE IS SOLICITED BY THIS NOTICE. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ACTIONS, DESCRIBED MORE SPECIFICALLY BELOW, HAVE ALREADY BEEN APPROVED BY WRITTEN CONSENT OF HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY. A VOTE OF THE REMAINING SHAREHOLDERS IS NOT NECESSARY.

By Order of the Board of Directors,

/s/ Sean Webster

Sean Webster, President

PROPOSAL TO APPROVE A PLAN OF RECAPITALIZATION AND TO AMEND THE COMPANY’S ARTICLES OF INCORPORATION TO PROVIDE

FOR A REVERSE STOCK SPLIT

INTRODUCTION

The Board of Directors of the Company has unanimously approved a proposal to amend the Company’s Articles of Incorporation to effect a plan of recapitalization that provides for a one-for-fifty (1-for-50) reverse stock split of our common stock, subject to the approval of such action by the shareholders. Pursuant to written resolutions, the shareholders of the Company voted to approve the proposal to authorize the reverse split. We are now notifying you and the other shareholders that did not participate in the action of the majority of the shareholders. The reverse stock split will take effect, after we file a Certificate of Amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada.

We expect that the Certificate of Amendment will be filed promptly after your receipt of this Information Statement. However, our board of directors may elect not to file, or to delay the filing of, the Certificate of Amendment if they determine that filing the Certificate of Amendment would not be in the best interest of our shareholders.

Under the plan of recapitalization and reverse stock split, each fifty (50) shares of the Company’s outstanding common stock on the effective date (the “Old Common Stock”) of the reverse stock split (the “Effective Date”) will be automatically changed into and will become one share of the Company’s New Common Stock (the “New Common Stock”). Any resulting fractional shares will not be issued. Shareholders entitled to receive a fractional share as a result of the reverse split will instead receive from the Company a whole share of common stock. The reverse stock split will not change the current per share par value of the Company’s common stock nor change the current number of authorized shares of common stock.  The effective date of the reverse stock split will be the date the articles of amendment are accepted for filing by the Nevada Secretary of State.

REASONS FOR THE REVERSE STOCK SPLIT

The Board of Directors has reviewed the Company’s current business and financial performance. The Board then determined that a reverse stock split was desirable in order to attempt to achieve the following benefits, each of which is described below in more detail:

▪ encourage greater investor interest in the Company’s common stock by making the stock price more attractive to the many investors who refrain from investing in lower-priced stocks; and

▪ reduce trading fees and commissions incurred by shareholders, since these costs are based to some extent on the number of shares traded.

The number of shares reserved for issuance under the Company’s existing stock option plans and employee stock purchase plan, if any, will be reduced to one-fiftieth (1/50th) the number of shares currently included in the plans.

ENCOURAGE GREATER INVESTOR INTEREST IN THE COMPANY'S COMMON STOCK

The Board of Directors believes that the reverse stock split will encourage greater interest in the Company’s common stock by the investment community. The Board of Directors believes that the current market price of the Company’s common stock may impair its acceptability to institutional investors, professional investors and other members of the investing public. Many institutional and other investors look upon stocks trading at low prices as unduly speculative in nature and, as a matter of policy, avoid investing in such stocks. Further, various brokerage house policies and practices tend to discourage individual brokers from dealing in low-priced stocks. If effected, the reverse stock split would reduce the number of outstanding shares of the Company’s common stock, and the Board of Directors anticipates that the trading price of the common stock would increase. The Board of Directors believes that raising the trading price of the Company’s common stock will increase the attractiveness of the common stock to the investment community and possibly promote greater liquidity for the Company’s existing shareholders.

Even though a reverse stock split, by itself, does not impact a company’s assets or prospects, a reverse stock split could result in a decrease in our aggregate market capitalization. Our board of directors, however, believes that this risk is offset by the prospect that the reverse stock split will improve the trading price of its common stock. There can be no assurance, however, that the reverse stock split will succeed in raising the bid price of our common stock, or that a bid price increase, if achieved, would be maintained.

Our common stock is currently registered under Section 12 of the Exchange Act, and as a result, we are subject to the periodic reporting and other requirements of the Exchange Act. The reverse stock split will not affect the registration of our common stock under the Exchange Act and we have no present intention of terminating its registration under the Exchange Act in order to become a private company.

The reverse split will not materially affect the proportionate equity interest in the Company of any current shareholder or the relative rights, preferences, privileges or priorities of any such shareholder. The Company’s business, management (including all directors and officers), the location of its offices, assets, liabilities and net worth (other than the cost of the reverse split, which are immaterial) will remain the same after the reverse split. The reverse stock split will have the effect of creating additional authorized and unissued shares of our common stock. We have no current plans to issue these shares, however, these shares may be used by us for general corporate purposes in the future.

As of August 1, 2017, there were approximately 88 holders of record of the Company’s existing common stock. The Company does not anticipate that the reverse split will cause the number of holders of record or the beneficial owners to change significantly. The reverse stock split may result in some shareholders owning odd lots of less than 100 shares of common stock. Brokerage commissions and other transaction costs in odd lots are generally somewhat higher than the costs of transactions in round-lots of even multiples of 100 shares.

The direct result of the reverse stock split will be that the approximately 73,821,503 shares of common stock outstanding on August 1, 2017 will become approximately 1,476,430 shares of common stock, and any other shares issued prior to the effectiveness of this proposal will be similarly adjusted. The common stock issued pursuant to the reverse split will be fully paid and non-assessable. All shares of the common stock issued will have the same voting rights and other rights as shares of the existing common stock. If the proposed amendment becomes effective, each option to purchase common stock, outstanding on the effective date, will be automatically adjusted so that the number of shares of common stock issuable upon their exercise shall be divided by fifty (50) (and corresponding adjustments will be made to the number of shares vested under each outstanding option and under the Company’s option plans, if any) and the exercise price of each option shall be multiplied by fifty (50), subject to rounding. The result of this adjustment will be that the aggregate exercise price of such options required to be paid after the reverse split will be the same as that required prior to the reverse split and the proportionate ownership interest on exercise of such options will also remain the same.

REDUCE TRADING FEES AND COMMISSIONS INCURRED BY SHAREHOLDERS

Because broker commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current share price of the Company’s common stock, in the absence of the reverse stock split, may continue to result in individual shareholders paying transaction costs (commissions, markups or markdowns) which are a higher percentage of their total share value than would be the case if the stock price was substantially higher. This factor may further limit the willingness of institutions to purchase the Company’s common stock at its current market price.

The Company’s Board of Directors also took into consideration a number of negative factors associated with reverse stock splits, including: the negative perception of reverse stock splits held by many investors, analysts and other stock market participants; the fact that the stock price of some companies that have recently effected reverse stock splits has subsequently declined back to pre-reverse stock split levels; and the costs associated with implementing the reverse stock split. The Board, however, determined that these negative factors were outweighed by the expected benefits described above.

There can be no assurance that the reverse stock split will result in the benefits described above. Specifically, there can be no assurance that the market price of the Company’s common stock immediately after the effective date of the proposed reversed stock split would be maintained for any period of time or that such market price per share would approximate fifty times the market price of the Company’s common stock before the reverse stock split. There can also be no assurance that the reverse stock split will not further adversely impact the market price of the Company’s common stock. In addition, it is possible that the liquidity of the Company’s common stock will be adversely affected by the reduced number of shares outstanding after the reverse stock split.

SHARE CERTIFICATES AND FRACTIONAL SHARES

The reverse split will occur on the filing of the Certificate of Amendment with the Nevada Secretary of State without any further action on the part of shareholders of the Company and without regard to the date or dates on which shares of existing common stock are actually surrendered by each holder thereof for shares of the New Common Stock that the shareholder is entitled to receive as a consequence of the reverse split. After the effective date of the amendment, the certificates representing shares of existing common stock will be deemed to represent one-fiftieth (1/50th) of the number of shares of New Common Stock. As described more fully in the paragraph below under the heading Exchange of Stock shares of New Common Stock will be issued electronically to the account of each stockholder.  Any certificates outstanding will be submitted for exchange to the transfer agent.

EXCHANGE OF STOCK

Following the delivery of this Information Statement we will instruct our corporate secretary and transfer agent to begin implementing the exchange to holders of outstanding common stock. As soon as practicable after the effectiveness of the proposed amendment, holders of our common stock will be notified, and/or transfer agent will electronically exchange the shares in the accounts of shareholders to New Common Stock. Beginning on the date the proposed amendment becomes effective, each certificate representing shares of our Old Common Stock will be deemed for all corporate purposes to evidence ownership of as many shares of New Common Stock after applying the split and otherwise making adjustments for fractional shares described below. Until surrendered to the Transfer Agent, certificates for Old Common Stock retained by shareholders will be deemed for all purposes including voting and payment of dividends, if any, to represent the number of whole shares of New Common Stock to which its shareholders are entitled as a result of the reverse split.

Most of our shares are held in electronic form at various broker dealers. Shareholders who hold physical certificates, if any, should not send their old certificates to the transfer agent until after the effective date. Shares of Old Common Stock surrendered after the effective date will be replaced by certificates representing shares of New Common Stock as soon as practicable after the surrender. No service charge will be paid by existing shareholders for the exchange of the shares and the Company will pay all expenses of the exchange and issuance of new shares.

FRACTIONAL SHARES

No fractional shares of common stock will be issued as a result of the reverse stock split. In lieu of receiving fractional shares, all such fractions shall be rounded up so that you will receive one whole share for each fractional share to which you would otherwise be entitled.

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT

The following description of the material federal income tax consequences of the reverse stock split is based upon the Internal Revenue Code, the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices all as in effect on the date of this information statement. Changes to these laws could alter the tax consequences described below, possibly with retroactive effect. The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the reverse stock split. This discussion is for general information only and does not discuss consequences which may apply to special classes of taxpayers (for example, foreign persons, dealers in securities, tax-exempt organizations, broker-dealers or insurance companies) and does not discuss the tax consequences under the laws of any foreign, state or local jurisdictions. Shareholders are urged to consult their own tax advisors to determine the particular tax consequences to them.

The Company believes that because the reverse stock split is not part of a plan to increase any shareholder’s proportionate interest in the Company’s assets or earnings and profits, the reverse stock split will likely have the following federal income tax effects: Shareholders who receive New Common Stock solely in exchange for their Old Common Stock will not recognize gain or loss on the exchange. Consequently, the holding period of shares of New Common Stock will include your holding period for the shares of Old Common Stock, provided that the shares of common stock are held by you as a capital asset at the time of the exchange. In addition, your aggregate basis in the New Common Stock will be the same as your aggregate basis of the shares of the Old Common Stock.

YOU SHOULD CONSULT WITH YOUR OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES OF THE REVERSE SPLIT IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICATION OF ANY STATE, LOCAL OR FOREIGN TAX LAW.

NO DISSENTER'S RIGHTS

Under Nevada law, you are not entitled to dissenter’s rights or rights of appraisal with respect to the amendment of the articles of incorporation and the reverse stock split.

AMENDMENT TO THE ARTICLES OF INCORPORATION

The Reverse Stock Split Amendment will amend the Company’s Articles of Incorporation to add a new paragraph. At the effective date, without further action on the part of the Company or the holders, each share of the common stock will be converted into one-fiftieth (1/50th) of a share of common stock. The Reverse Split Amendment will be filed with the Secretary of State of Nevada and will become effective on the date of the filing.

RECOMMENDATION OF THE BOARD OF DIRECTORS

For the above reasons, we believe that the reverse stock split is in the Company’s best interest and in the best interests of our shareholders. There can be no guarantee, however, that the market price of our common stock after the reverse stock split will be equal to the market price before the reverse stock split multiplied by the split number, or that the market price following the reverse stock split will either exceed or remain in excess of the current market price.

PROPOSAL TO ELECT DIRECTORS

The Board currently consists of five members, each of whom serve one-year terms or until their successor is elected. The current board consists of Sean Webster, Wei Liang, Wei Zhu, Tsz Fung Philip Lo and Riggs Cheung.  These individuals have been elected by the vote of the Shareholders to serve as Directors until the Annual Meeting of Shareholders in Fiscal 2018, until their successors have been duly elected and qualified or until their earlier death, resignation or removal from office.

The following table provides information concerning our officers and directors.

Name and Address	Age	Position(s)
Sean Webster	44	President, C.E.O, Director
Wei Liang	35	Director
Tsz Fung Philip Lo	50	C.F.O. and Director
Wei Zhu	39	Director
Riggs Cheung	44	Director

The directors named above serve one-year terms or until their successors are elected or they are re-elected at the annual stockholders’ meeting. Officers hold their positions at the pleasure of the board of directors, absent any employment agreement. There is no arrangement or understanding between any of our directors or officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current directors to the Company’s board.

Directors and Executive Officers

The following table sets forth the name, age, and position of our directors and our executive officers as of January 1, 2017. Each director holds office (subject to our By-Laws) until the next annual meeting of shareholders and until such director’s successor has been elected and qualified. Each executive officer holds his office until he resigns, is removed by the board of directors, or his successor is elected and qualified, subject to applicable employment agreements.

NAME	AGE	POSITION
Sean Webster	44	President, Chief Executive Officer, and Director
Wei Liang	35	Director
Riggs Cheung	44	Director
Wei Zhu	39	Director
Tsz Fung Philip Lo	50	Chief Financial Officer and Director

The members of our board of directors are subject to change from time to time by the vote of the stockholders at special or annual meetings to elect directors.

Mr. Sean Webster, 44- Mr. Sean Webster has been the President and Chief Executive Officer of ZZLL Information Technology, Inc. since March 25, 2008. Mr. Webster was the Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary of Biopack Environmental Solutions, Inc. from October 6, 2008 until April 27, 2012. Mr. Webster was Senior Vice President of Finance & Business Development of Grand Power Logistics Group Inc., from April 8, 2008 until June 1, 2011.  From May, 1999 to October 2007 he served as an Investment Advisor (Investment Dealers Association of Canada, Registered Representative) at Blackmont Capital Inc.  Mr. Webster graduated from the University of Calgary in 1996 with a BA in Economics, and a minor in Management and Commerce.

Mr. Wei Liang, 35–  Mr. Liang is an engineer and has over 15 years’ experience in e-Business system design, computer engineering, internet framework and system design, implementation and management, specifically in banking e-Business systems. Mr. Liang also has expertise in design and development of electronic platforms for education. Since April 2015, Mr. Liang has acted as Managing Director of Hunan Longitudinal Uned Information Technology Co., Ltd. Prior to this position, from March 2013 to April 2015, Mr. Liang was the Managing Director of Hunan Ming Da Educational Technology Company Limited. Mr. Liang was the Principal of Lou Di City Electronic Technology Vocational College from 2011 to 2013. From 2004 to 2011, Mr. Liang was an Engineer with the Lou Di City Bureau of Education.  Mr. Liang earned a Bachelor degree in Computers from the University of Nanchang in 2008 and a Master degree in Computer Engineering from the University of Jilin in 2011.

Mr. Tsz Fung Philip Lo, 50 - Mr. LO graduated from the University of Wollongong, NSW Australia in 1992 with a Bachelor of Commerce degree. Mr. Lo is currently an Independent Non-Executive Director of Styland Holding Limited since April 2009, a company listed on Hong Kong Stock Exchange Main Board (Stock Code: 211); an independent director of Dragon Jade International Limited since Sept 2012, a company listed on OTCBB in the United States; and the Chief Financial Officer of China Keli Electric Company Ltd. since August 2015, a company listed on TSX-Venture Canada (ZKL). He was an independent nonexecutive director of QKL Stores, Inc. from Sept 2011 to May 2016, a company listed on NASDAQ (QKLS), and the Chief Financial Officer of USmart Mobile Device Inc. from August 2013 to Dec 2014, a company listed on OTCBB in the United States. Mr. Lo is currently a member of the Certified Public Accountants of Australia and a certified public accountant of the Hong Kong Institute of Certified Public Accountants. Mr. Lo had several public service positions. He was a member of the standing committee of the Guangzhou Liwan District Committee of CPPCC from 2005 to 2007; a member of the standing committee of the Guangzhou Fan Cun District Committee of CPPCC from 2003 to 2005; and also the vice president of the Council of Guangzhou Association of Enterprises with Foreign Investment in 2003.

Mr. Wei Zhu, 39 – Since April 2015 Mr. Zhu was the president and co-founder of Hunan Longitudinal Uned Information Technology Co., Ltd. From 2008 to 2015, Mr. Zhu and his partner formed and operated a company in the home security industry, Hunan Zhongdun Security Intelligent & Technology Co., Ltd. and was positioned as General Manager in that company. From 2006 to 2008, Mr. Zhu founded and operated his Hunan Shichuang Decoration Engineering Co., Ltd and had projects with Industrial and Commercial Bank of China, Agricultural Bank of China and Bank of China. Mr. Zhu earned an EMBA degree from Tsinghua University.

Mr. Riggs Cheung, 44 - Mr. Cheung has worked with the SleepAid Holding Co. since December, 2014 and serves as its CFO and director. Since 2006, Mr. Riggs has also been the Marketing Director for America Asia Travel Center, in its New York Branch. Mr. Riggs attended City University of New York – Manhattan College and received an Associate’s Degree in Art in 1997.

The foregoing notwithstanding, except as otherwise provided in any resolution or resolutions of the board, directors who are elected at an annual meeting of stockholders, and directors elected in the interim to fill vacancies and newly created directorships, will hold office for the term for which elected and until their successors are elected and qualified or until their earlier death, resignation or removal.

Whenever the holders of any class or classes of stock or any series thereof are entitled to elect one or more directors pursuant to any resolution or resolutions of the board, vacancies and newly created directorships of such class or classes or series thereof may generally be filled by a majority of the directors elected by such class or classes or series then in office, by a sole remaining director so elected or by the unanimous written consent or the affirmative vote of a majority of the outstanding shares of such class or classes or series entitled to elect such director or directors.  Officers are elected annually by the directors.

We may employ additional management personnel, as our board of directors deems necessary.  ZZLL Information Technology, Inc. has not identified or reached an agreement or understanding with any other individuals to serve in a management position, but we do not anticipate any problem in employing qualified staff.

Significant Employees

As of August 1, 2017, we have one full time employee in our Hong Kong office.

Family Relationships

There are no family relationships between any of our directors and executive officers. There have been no events under any bankruptcy act, no criminal proceedings and no judgments, orders or decrees material to the evaluation of the ability and integrity of any director or executive officer of the Company during the past five years.

Involvement in Certain Legal Proceedings

There have been no events under any bankruptcy act, no criminal proceedings and no judgments, orders or decrees material to the evaluation of the ability and integrity of any director or executive officer of the Company during the past five years.

Code of Business Conduct and Ethics

Our board of directors adopted an informal Code of Business Conduct and Ethics that applies to, all our officers, directors, employees and agents. Certain provisions of the Code apply specifically to our president and secretary (being our principle executive officer, principle financial officer and principle accounting officer, controller), as well as persons performing similar functions. As adopted, our Code of Business Conduct and Ethics sets forth written standards that are designed to deter wrongdoing and to promote the following:

1. Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

2.  Full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the Securities and Exchange Commission and in other public communications made by us;

3.  Compliance with applicable governmental laws, rules and regulations;

4.  The prompt internal reporting of violations of the Code of Business Conduct and Ethics to an appropriate person identified in our Code of Business Conduct and Ethics; and

5.  Accountability for adherence to the Code of Business Conduct and Ethics.

Our Code of Business Conduct and Ethics requires, among other things, that all of our Company’s senior officers commit to timely, accurate and consistent disclosure of information; that they maintain confidential information; and that they act with honesty and integrity.

In addition, our Code of Business Conduct and Ethics emphasizes that all employees, and particularly senior officers, have a responsibility for maintaining financial integrity within our Company, consistent with generally accepted accounting principles, and federal and state securities laws. Any senior officer who becomes aware of any incidents involving financial or accounting manipulation or other irregularities, whether by witnessing the incident or being told of it, must report it to our management.

We will provide a copy of our code of ethics without charge to any person that requests it. Any such request should be made in writing to the attention of Sean Webster, Chief Executive Officer, ZZLL Information Technology, Inc., 1504, 15F., 18 Java Road, North Point, Hong Kong.

Committees of the Board of Directors

We do not presently have a separately designated standing audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. The functions of those committees are currently undertaken by our Board of Directors. Because we have only one Director, we believe that the creation of these committees, at this time, would be cumbersome and constitute more form over substance.

Audit Committee

We have not established a separately designated standing audit committee nor do we have an audit committee financial expert serving on our Board of Directors. However, the Company intends to establish a new audit committee of the Board of Directors that shall consist of independent Directors.  The audit committee’s duties will be to recommend to the Company’s Board of Directors the engagement of an independent registered public accounting firm to audit the Company’s financial statements and to review the Company’s accounting and auditing principles.  The audit committee will review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent registered public accounting firm, including their recommendations to improve the system of accounting and internal controls.  The audit committee shall at all times be composed exclusively of Directors who are, in the opinion of the Company’s Board of Directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Rule 4200(a)(15) of the NASDAQ’s listing standards defines an “independent director” as a person other than an executive officer or employee of the company or any other individual having a relationship which, in the opinion of the issuer’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  The following persons shall not be considered independent:

• A director who is, or at any time during the past three years was, employed by the company;

•A director who accepted or who has a Family Member who accepted any compensation from the company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following: (i) compensation for board or board committee service; (ii) compensation paid to a Family Member who is an employee (other than as an executive officer) of the company; or (iii) benefits under a tax-qualified retirement plan, or non-discretionary compensation.  Provided, however, that in addition to the requirements contained in this paragraph, audit committee members are also subject to additional, more stringent requirements under NASDAQ Rule 4350(d).

• A director who is a Family Member of an individual who is, or at any time during the past three years was, employed by the company as an executive officer;

•A director who is, or has a Family Member who is, a partner in, or a controlling stockholder or an executive officer of, any organization to which the company made, or from which the company received, payments for property or services in the current or any of the past three fiscal years that exceed five percent of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than the following: (i) payments arising solely from investments in the company’s securities; or (ii) payments under non-discretionary charitable contribution matching programs;

•A director of the issuer who is, or has a Family Member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the issuer serve on the compensation committee of such other entity; or

•A director who is, or has a Family Member who is, a current partner of the Company’s outside auditor, or was a partner or employee of ZZLL’s outside auditor who worked on the Company’s audit at any time during any of the past three years.

We hope to add qualified independent members of our board of directors at a later date, depending upon our ability to reach and maintain financial stability.

Code of Business Conduct

We have adopted a Code of Business Conduct, which applies to ZZLL and all of our subsidiaries, whereby we expect each employee to use sound judgment to help us maintain appropriate compliance procedures and to carry out our business in compliance with laws and high ethical standards.  Each of our employees is expected to read our Code of Business Conduct and demonstrate personal commitment to the standards set forth in our Code of Business Conduct.  Our officers and other supervising employees are expected to be leaders in demonstrating this personal commitment to the standards outlined in our Code of Business Conduct and recognizing indications of illegal or improper conduct.  All employees are expected to report appropriately any indications of illegal or improper conduct.  An employee who does not comply with the standards set forth in our Code of Business Conduct may be subject to discipline in light of the nature of the violation, including termination of employment.

Copies of our Corporate Governance Principles, our amended Code of Ethics for Senior Executive Officers and Senior Financial Officers, and our Code of Business Conduct have been previously filed with the Securities and Exchange Commission.  In addition, we have posted copies of our Corporate Governance Principles, our amended Code of Ethics for Senior Executive Officers and Senior Financial Officers, and our Code of Business Conduct on our website at www.zzlliti.com.  We will provide to any person without charge, upon request, a copy of our Corporate Governance Principles, our amended Code of Ethics for Senior Executive Officers and Senior Financial Officers, and our Code of Business Conduct.  In addition, we intend to post on our website all disclosures that are required by law concerning any amendments to our Corporate Governance Principles, our amended Code of Ethics for Senior Executive Officers and Senior Financial Officers, and our Code of Business Conduct. Any request for review of such documents should be directed to Mr. Sean Webster, 1504, 15F., 18 Java Road North Point, Hong Kong or email him at Sean@zzlliti.com.  The information contained in our website shall not constitute part of this Information Statement.

Board of Directors Meetings

During the year ended December 31, 2016, our board of directors held two formal meetings and no meetings were held where board actions were taken by written consent. All of ZZLL’s directors attended 100% of our meetings in 2016.

The following table provides information relating to compensation of our directors for our fiscal year ended December 31, 2016.  The current directors do not receive compensation for their duties as directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Sean Webster	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Wei Liang	-0-	-0-	-0-	-0-	-0-	-0-	-0-

BOARD OF DIRECTORS; ELECTION OF OFFICERS

All directors hold their office until the next annual meeting of shareholders or until their successors are duly elected and qualified. Any vacancy occurring in the board of directors may be filled by the shareholders, or the board of directors. A director elected to fill a vacancy is elected for the unexpired term of his predecessor in office.  Any directorship filled by reason of an increase in the number of directors shall expire at the next shareholders’ meeting in which directors are elected, unless the vacancy is filled by the shareholders, in which case the term shall expire on the later of (i) the next meeting of the shareholders or (ii) the term designated for the director at the time of creation of the position being filled.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of August 1, 2016: by (i) each person who is known by us to own beneficially more than 5% of our outstanding Common Stock, (ii) by each of our directors, (iii) by each of our executive officers and (iv) by all our directors and executive officers as a group. On such date, we had 73,821,503 shares of Common Stock outstanding.

As used in the table below, the term beneficial ownership with respect to a security consists of sole or shared voting power, including the power to vote or direct the vote, and/or sole or shared investment power, including the power to dispose or direct the disposition, with respect to the security through any contract, arrangement, understanding, relationship, or otherwise, including a right to acquire such power(s) during the 60 days immediately following December 31, 2016. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage of Ownership
Sean Webster (2) (3) 1504, 15F., 18 Java Road North Point, Hong Kong	15,900,000	21.538%
Wei Liang (3) No. 271, Xing Zhi Garden, Shi Yu Street, Lou Xing District, Lou Di, Hunan, PRC	4,895,000	6.630%
Tsz Fung Philip Lo (3)	2,800,000	3.792%

Wei Zhu (5)	4,895,000	6.630%

Riggs Cheung	0	0%

All Directors and Officers as a Group	28,490,000	38.593
Wei Zhu (4) Section 8 Residence Committee Office, Leping Street, Lou Xing District, Lou Di, Hunan, PRC	4,895,000	6.631
HIGH STATE INTERNATIONAL LIMITED Room 1611C, 16/F., Ho King Commercial Centre, 2-16 Fa Yuen Street, Kowloon, Hong Kong	8,000,000	10.837
CHIN O ELECTRIC ENGINEERING CO., LTD Metropole Building, 416-438 King’s Road, Rm 2224, Blk C, 22/F, North Point, Hong Kong	7,800,000	10.566
REDON INTERNATIONAL LIMITED Rm 10, 1/F., Wellborne Commercial Centre, 8 Java Road, North Point, Hong Kong	7,800,000	10.566
All Directors, Officers and 5% Shareholders as a Group (1)	56,985,000	77.192

(1)Applicable percentage of ownership is based on 73,821,503 shares of Common Stock outstanding as of August 1, 2016, together with securities exercisable or convertible into shares of Common Stock within 60 days of August 1, 2016, for each stockholder. Beneficial ownership is determined in accordance with the rules of the United States Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to securities exercisable or convertible into shares of Common Stock that are currently exercisable or exercisable within 60 days of August 1, 2016, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. There are no options, warrants, rights, conversion privileges or similar right to acquire the common stock of the Company and the Common Stock is the only outstanding class of equity securities of the Company as of August 1, 2016.

(2)Executive Officer

(3)Shares held beneficially by Mr. Lo’s wholly owned company Sunny Talent International, Limited

(4)  Director

(5)  Shares held beneficially by ZZLL Technology Limited, a company controlled by Mr. Zhu

(a)  Changes in Control

We do not anticipate at this time any changes in control of the Company. There are no arrangements either in place or contemplated which may result in a change of control of the Company. There are no provisions within the Articles or the Bylaws of the Company that would delay or prevent a change of control.

As of August 1, 2016, Sean Webster, an officer and director of the company controlled the largest percentage of shares of common stock.

(b)       Future Sales by Existing Shareholders

As of August 1, 2016 there are a total of 88 Stockholders of record holding 73,821,503 shares of our common stock, excluding the shareholders that hold our shares in street name. All of our outstanding shares of common stock are “restricted securities”, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, such shares can be publicly sold, subject to certain restrictions commencing six (6) months after the acquisition of such shares.

EXECUTIVE COMPENSATION

The following table sets forth the annual and long-term compensation of our Named Executive Officers for services rendered in all capacities to the Company for the years ended December 31, 2016, December 31, 2015 and December 31, 2014.

Summary Compensation Table

						Option
						and	All Other
Name and			Deferred		Stock	Warrant	Compen-
Principal Position		Salary	Compensation	Bonus	Awards	Awards	sation	Total

Sean Webster (1) (2)	2016	$-	$-	$-	$-	$-	$90,000	$90,000
Chief Executive Officer,	2015	$-	$-	$-	$-	$-	$120,000	$120,000
Chief Financial Officer	2014	$-	$-	$-	$-	$-	$120,000	$120,000
and Director

Wei Liang (3)	2016	$-	$-	$-	$-	$-	$-	$-
Director	2015	$-	$-	$-	$-	$-	$-	$-
	2014	$-	$-	$-	$-	$-	$-	$-

(1) Mr. Webster was appointed as CEO and Director on March 25, 2008

(2) Mr. Liang was appointed as Director on June 14, 2016

(3) No other executive received any compensation from the Company and any of its subsidiaries for the previous three years

Option / SAR Grants

The Company has a stock option plan that allows it to grant options to its key employees. Over the course of employment, the Company may issue vested or non-vested stock options to an employee.

In March, 2008 the Company implemented a vested and non-vested stock option plan and all the options granted under those plans expired March 31, 2011. In the year ended March 31, 2008, a total of 300,000 of vested and 80,000 non-vested options were granted to employees of the Company at a price of $0.35 per share, exercisable for a term of three years. No stock options have been granted to any of the officers or directors of the Company. No stock options have been exercised by any employees, officers or directors since we were founded.

ZZLL Information Technology, Inc. (F/K/A Green Standard Technologies, Inc.), Syndicore Asia Limited, Green Standard Technologies Enterprises, Inc. and Z-Line International E-Commerce Limited currently have no option plans.

Narrative Disclosure to Summary Compensation Table

There are no employment contracts, compensatory plans or arrangements, including payments to be received from the Company with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

Outstanding Equity Awards at Fiscal Year-End

There are no current outstanding equity awards to our executive officers as of August 1, 2016.

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for Directors or executive officers.

Compensation Committee

We currently do not have a compensation committee of the Board of Directors. The Board of Directors as a whole determine executive compensation.

Compensation of Directors

Directors receive no extra compensation for their services to our Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as stated above, during our fiscal year ended December 31, 2016, there have been no transactions between various officers, directors and affiliates of ZZLL Information Technology, Inc.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10 percent of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our equity securities.

Officers, directors and greater than 10 percent stockholders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of copies of such forms filed on Forms 3, 4, and 5, and amendments thereto furnished to us, we believe that as of January 1, 2017, all of our executive officers, directors and greater than 10 percent beneficial owners have complied with all Section 16(a) filing requirements.

Fees to Independent Registered Public Accounting Firm for Fiscal Years 2015 and 2016

The following table presents aggregate fees, including reimbursements for expenses, professional audit services and other services rendered by our independent registered public accounting firm Centurion ZD CPA Limited during the year ended December 31, 2016. AWC CPA Limited audited our annual financial statements for the year ended December 31, 2015 and 2014.

	Fiscal 2016	Fiscal 2015
Audit Fees (1)	$26,923	$14,103
Audit Related Fees (2)	$--	$--
Tax Fees (3)	$--	$--
All Other Fees (4)	$--	$--

Total	$26,923	$14,103

(1)

Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by AWC CPA Limited in connection with statutory and regulatory filings or engagements. Audit Fees billed by AWC CPA Limited and Centurion ZD CPA Limited includes audited fees for auditing our 2016 and 2015 annual financial statements and interim review.

(2)

Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” There were no such fees in fiscal year 2016 or 2015.

(3)

Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning. There were no such fees in fiscal year 2016 or 2015.

(4)

All Other Fees consist of fees for products and services other than the services reported above. There were no such fees in fiscal year 2016 or 2015.

Policy on Board of Directors Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Board of Directors pre-approves all audit and non-audit services provided by the independent auditors prior to the engagement of the independent auditors with respect to such services. The Company’s independent auditors may be engaged to provide non-audit services only after the Board of Directors has first considered the proposed engagement and has determined in each instance that the proposed services are not prohibited by applicable regulations and the auditors’ independence will not be materially impaired as a result of having provided these services. In making this determination, the Board of Directors will take into consideration whether a reasonable investor, knowing all relevant facts and circumstances, would conclude that the Directors’ exercise of objective and impartial judgment on all issues encompassed within the auditors’ engagement would be materially impaired.

SHAREHOLDER PROPOSALS FOR 2018 ANNUAL MEETING OF SHAREHOLDERS

Any shareholder of the Company wishing to submit a proposal for action at the Company’s 2018 Annual Meeting of Shareholders must provide a written copy of the proposal to the management of the Company at its principal executive offices no later than October 1, 2017 and must otherwise comply with the rules and regulations of the Commission applicable to shareholder proposals.

FORM 10-K

A copy of the Company’s Form 10-K for the period ending December 31, 2015 or 2016, as filed with the United States Securities and Exchange Commission, will be furnished without charge to shareholders as of the date of this Information Statement upon written request to ZZLL Information Technology, Inc.

APPROVAL OF THE RATIFICATION OF CENTURION ZD CPA, LIMITED CERTIFIED PUBLIC ACCOUNTANTS AS OUR OUTSIDE AUDITORS

Our shareholders have approved a proposal to use Centurion ZD CPA, Limited, a PCAOB public accounting firm, to perform an audit of our consolidated financial statements and our subsidiaries for the fiscal year ending December 31, 2017 in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon and for performing other independent audit work as determined by the Board of Directors of the Company.

Exhibits Index

Exhibit 99 Plan of Recapitalization

End of Filing